     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1996
                                                       REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               CONMED CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             NEW YORK                       16-0977505
   (State or Other Jurisdiction            (IRS Employer
of Incorporation or Organization)     Identification Number)

                                310 BROAD STREET
                             UTICA, NEW YORK 13501
                                 (315) 797-8375
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
            EUGENE R. CORASANTI, CHAIRMAN OF THE BOARD AND PRESIDENT
                               CONMED CORPORATION
                                310 BROAD STREET
                             UTICA, NEW YORK 13501
                                 (315) 797-8375
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                   COPIES TO:

       ROBERT B. HIDEN, JR., ESQ.                 ROBERT E. REMMELL, ESQ.                  FREDERICK W. KANNER, ESQ.
          SULLIVAN & CROMWELL                STEATES REMMELL STEATES & DZIEKAN                  DEWEY BALLANTINE
            250 PARK AVENUE                     4 OXFORD CROSSING, SUITE 104              1301 AVENUE OF THE AMERICAS
           NEW YORK, NY 10177                      NEW HARTFORD, NY 13413                      NEW YORK, NY 10019
             (212) 558-4000                            (315) 724-6175                            (212) 259-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 33-65287
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   CALCULATION OF REGISTRATION FEE

                                        Proposed         Proposed
                           Amount         Maximum         Maximum          Amount of
Title of Shares            to be      Aggregate Price    Aggregate      Registration
to be Registered         Registered        Per Unit     Offering Price        Fee

Common Stock, par value
$ 0.01 per share........   345,000(1)     $22.00         $7,590,000        $2,618


(1) Includes 45,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

                         EXPLANATORY STATEMENT

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 33-65287 are hereby incorporated herein by reference.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Utica and State of New York, on the 14th day of March, 1996.
                                         CONMED CORPORATION
                                         By: /s/ Eugene R. Corasanti
                                           NAME: EUGENE R. CORASANTI
                                           TITLE: PRESIDENT, CHIEF EXECUTIVE
                                         OFFICER AND
                                           CHAIRMAN OF THE BOARD
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                              TITLE                             DATE
               /s/ Eugene R. Corasanti                  President, Chief Executive Officer and            March 14, 1996
                 EUGENE R. CORASANTI                      Chairman of the Board (Principal Executive
                                                          Officer)
             /s/ Robert D. Shallish, Jr.                Vice President-Finance and Chief Financial        March 14, 1996
               ROBERT D. SHALLISH, JR.                    Officer (Principal Financial Officer)
             /s/ Joseph J. Corasanti                    Vice President-Legal Affairs, General Counsel     March 14, 1996
                 JOSEPH J. CORASANTI                      and Director
                 /s/ Luke A. Pomilio
                   LUKE A. POMILIO                      Controller (Principal Accounting Officer)         March 14, 1996
                    /s/ Harry Cone
                      HARRY CONE                        Director                                          March 14, 1996
                  /s/ Robert E. Remmell
                  ROBERT E. REMMELL                     Director                                          March 14, 1996
                  /s/ Bruce F. Daniels
                   BRUCE F. DANIELS                     Director                                          March 14, 1996

                               INDEX TO EXHIBITS

                                                                                          SEQUENTIAL
EXHIBIT NO.                                 DESCRIPTION                                    PAGE NO.
    5.1       Opinion of Steates Remmell Steates & Dziekan with respect to the securities being issued hereunder.
   23(a)      Consent of Price Waterhouse LLP.
   23(b)      Consent of Ernst & Young LLP.
   23(c)      Consent of Mansperger Patterson & McMullin, CPA's.
   23(d)      Consent of Arthur Andersen LLP.
   23(e)      Consent of Steates Remmell Steates & Dziekan (included in the opinion filed as Exhibit 5.1 hereto).